UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 12, 2020

Ghar Inc.

(Exact Name of Registrant as Specified in its Charter)

Nevada	333-230956	35-2649453
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5348 Vegas Drive

Las Vegas, NV

(Address of principal executive offices)

(800) 404-4238

(Registrant’s telephone number, including area code)

(Former Name or former address if changed from last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.03. AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

The Board of Directors of GHAR, Inc., a Nevada corporation (the “Company”), authorized by unanimous written consent an increase in the authorized shares of the Company’s Common shares from 75,000,000 to a total number authorized to issue of 375,000,000 (three hundred and seventy five million), allocated as follows:

Common Stock Class, par value $0.001 per share – 375,000,000 shares authorized;

The foregoing was also approved by the written consent of the holder of a majority of the Company’s outstanding shares of Common Stock on June 12, 2020.

On June 12, 2020, the Company filed a Certificate of Amendment with the Nevada Secretary of State to reflect the foregoing increase in authorized shares of Common Stock to 375,000,000 shares(the “Increase in Authorized”). The Increase in Authorized was effective with the Nevada Secretary of State on June 12, 2020 when the Certificate of Amendment was filed.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	DIRECTORS RESOLUTIONS AND MAJORITY SHAREHOLDRS CONSENT OF GHAR INC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 15, 2020

Ghar Inc.

/s/ David Lazar
By:	David Lazar
Title:	President

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	DIRECTORS RESOLUTIONS AND MAJORITY SHAREHOLDERS CONSENT OF GHAR INC.